Exhibit 21.1

                                 ENSURGE, INC.

                        SUBSIDIARIES OF THE REGISTRANT

             Subsidiary Name              State or Other       Names Under Which
                                         Jurisdiction of Each Subsidiary Does Business
                                         Incorporation or
                                           Organization

Outbound Enterprises, Inc.                     Utah                  Same

iShopper Internet Services, Inc.               Utah                  Same

NowSeven.com, Inc.                           Delaware                Same

Stinkyfeet.com, Inc.                           Utah                  Same

Uniq Studios, Inc.                            Nevada                 Same

Totalinet.net, Inc.                           Nevada                 Same

Atlantic Technologies International, Inc.    Florida                 Same

Internet Software Solutions, Inc.            Florida                 Same

ZaiBon, Inc.                                  Nevada                 Same


